Exhibit 23.1

201 South Main Street Suite 1800 Salt Lake City, Utah 84111-2218 Post Office Box 45898		Mark E. Lehman
Salt Lake City, Utah 84145-0898 Telephone 801 532-1234 Facsimile 801 536-6111	Salt Lake City, UT ♦ Las Vegas, NV ♦ Reno, NV	Direct Dial (801) 532-1234 E-Mail MLehman@pasrsonsbehle.com

March 28, 2006

Board of Directors

UCN, Inc.

14870 Pony Express Road

Bluffdale, Utah 84065

Re:	Registration Statement Now on Form S-1, Formerly on Form S-2

File No. 333-114302

Gentlemen:

Reference is made to our opinion dated March 28, 2005, given in connection with Post-Effective Amendment No. 1 to the above-referenced Registration Statement filed with the Securities and Exchange Commission on March 31, 2005, which was included as an exhibit to the Post-Effective Amendment.

We consent to the use of our name wherever appearing in Post-Effective Amendment No. 2 to the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

Sincerely,

/s/ Parsons Behle & Latimer